           As filed with the Securities and Exchange Commission on July 12, 2000
                                                     Registration No. 333-______





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RATEXCHANGE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                      11-2936371
           (State of Incorporation)           (I.R.S. Employer
                                             Identification No.)

                          185 BERRY STREET, SUITE 3515
                         SAN FRANCISCO, CALIFORNIA 94107
                                 (415) 371-9800
              (Address of Principal Executive Offices and Zip Code)

          RATEXCHANGE CORPORATION 2000 STOCK OPTION AND INCENTIVE PLAN
          ------------------------------------------------------------
                            (Full Title of the Plan)

                                  Donald Sledge
                             RateXchange Corporation
                          185 Berry Street, Suite 3515
                         San Francisco, California 94107
                                 (415) 371-9800
            (Name, address and telephone number, including area code,
                              of agent for service)

                                    Copy to:
                               Dawn M. Call, Esq.
                              Snell & Wilmer L.L.P.
                        15 West South Temple, Suite 1200
                           Salt Lake City, Utah 84101
                                 (801) 257-1900


                         CALCULATION OF REGISTRATION FEE

---------------- --------------- --------------- --------------- ---------------
    Title Of          Amount         Proposed        Proposed
   Securities         To Be          Maximum         Maximum        Amount Of
     To Be        Registered (1)  Offering Price    Aggregate      Registration
   Registered                      Per Share(2)   Offering Price       Fee

---------------- --------------- --------------- --------------- ---------------
Common Stock        5,000,000         $6.00         30,000,000        $7,920
$.0001 par value
---------------- --------------- --------------- --------------- ---------------

(1) In the event of a stock split, stock dividend or similar transaction involving RateXchange's common stock, to prevent dilution, the number of shares registered will be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee as required by Rule 457(h). The price per share is estimated to be $6.00, based on the average of the high and low price for the Company's common stock as reported on the American Stock Exchange on July 10, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        RateXchange Corporation, formerly known as NetAmerica.com Corporation, hereby incorporates by reference in this registration statement the following documents which were previously filed with the Securities and Exchange
Commission:

             (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1999;

             (b) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000; and

             (c) The description of the Company's common stock contained in its registration statement on Form 8-A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Delaware General Corporate Code Section 145 provides for the indemnification of directors and officers in terms sufficiently broad to permit such indemnification, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. In addition, Delaware Code provides that a corporation may purchase and maintain insurance on behalf of an officer or director against liability incurred by the officer or director as an officer or director. RateXchange Corporation's Bylaws and Certificate of Incorporation require the Company to indemnify its directors and officers to the fullest extent allowed under Delaware law. The Bylaws also provide that the Company may purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them as officers and directors. Currently, the Company carries director and officer liability insurance which may insure against director or officer liability arising under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION

        Not Applicable.

ITEM 8. EXHIBITS

    EXHIBIT NUMBER                          DESCRIPTION
    --------------                          -----------
        4.1           2000 Stock Option and Incentive Plan
        5.1           Opinion of Snell & Wilmer, L.L.P.
        23.1          Consent of Independent Auditors
        23.2          Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
        24.1          Power of Attorney (see signature page)

ITEM 9. UNDERTAKINGS

             A. The Company hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 12, 2000.


                                       RATEXCHANGE CORPORATION

                                       By:   /s/ DONALD H. SLEDGE
                                          ------------------------------------
                                       Donald H. Sledge
                                       Chief Executive Officer


        Know all persons by these presents, that each person whose signature appears below constitutes and appoints Donald H. Sledge and Philip Rice and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file with same, the exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and any amendments to this registration statement have been signed below by the following persons in the capacities and on the dates indicated.

           SIGNATURE                               TITLE                             DATE

  /s/ DONALD H. SLEDGE             Chairman and Chief Executive Officer            July 12, 2000
-----------------------------
      DONALD H. SLEDGE

  /s/ PHILIP RICE                  Executive Vice President and Chief              July 12, 2000
-----------------------------      Financial Officer
      PHILIP RICE

  /s/ CHRISTOPHER J. VIZAS         Director                                        July 12, 2000
-----------------------------
      CHRISTOPHER J. VIZAS

  /s/ D. JONATHAN MERRIMAN         Director                                        July 12, 2000
-----------------------------
      D. JONATHAN MERRIMAN

  /s/ RONALD E. SPEARS             Director                                        July 12, 2000
-----------------------------
      RONALD E. SPEARS

  /s/ GORDON HUTCHINS, JR.         Director                                        July 12, 2000
-----------------------------
      GORDON HUTCHINS, JR.

                                        EXHIBITS INDEX

    EXHIBIT NUMBER                          DESCRIPTION
    --------------                          -----------
        4.1           2000 Stock Option and Incentive Plan
        5.1           Opinion of Snell & Wilmer, L.L.P.
        23.1          Consent of Independent Auditors
        23.2          Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
        24.1          Power of Attorney (see signature page)